Exhibit 21.1

Blink Charging Co. List of Subsidiaries

Domestic Entities	Jurisdiction of Formation
350 Holdings LLC	Florida
Beam Charging LLC	New York
BG Energy Solutions LLC	Florida
Blink Acquisition LLC	Florida
Blink Charging Group (CA) Inc. (FKA Car Charging Group (CA) Inc.)	California
Blink Charging Inc. (FKA Car Charging Inc.)	Delaware
Blink Construction LLC	Delaware
Blink EV LLC	Texas
Blink N.A. LLC	Florida
Blink Network Limited Liability Partnership	New Jersey
Blink Network LLC	Arizona
Blink Uya LLC	Florida
Blink/Brixmoor LLC (FKA CCGI/Brixmoor LLC)	New York
Blink/PAT LLC (FKA CCGI/PAT LLC)	Pennsylvania
BlueLa Carsharing LLC (FKA BlueCalifornia LLC)	California
Car Charging China Corp.	Delaware
Car Charging Holdings LLC	Florida
Car Charging International LLC	Florida
CCGI / Lah, LLC	Pennsylvania
CCGI Holdings LLC (FKA Blink Holdings LLC)	Florida
CCGI Holdings, LLC	Delaware
CCGI-SPG/WPG, LLC	Florida
CCGI/Dana Park, LLC	Arizona
CCGI/Forest City, LLC	Ohio
CCGI/Frit, LLC	Virgina
CCGI/Horm, LLC	Texas
CCGI/Mall Of America, LLC	Minnesota
CCGI/Walco, LLC	Florida
eCharging Stations LLC	Florida
ECOtality Inc.	Nevada
Envoy Mobility Inc. (FKA Blink Mobility LLC)	Delaware (California)
Envoy Technologies, Inc.	Delaware
EV Pass LLC	New York
Evse Management Services, LLC	Florida
SemaConnect LLC	Delaware
U-Go Stations, Inc.	Pennsylvania
Zemetric, Inc.	Delaware

Foreign Entities	Jurisdiction of Formation
Blink Charging Chile SPA	Chile
Blink Charging Colombia S.A.S	Colombia
Blink Charging El Salvador, S.A. DE C.V.	El Salvador
Blink Charging Guatemala, S.A.	Guatemala
Blink Charging Ireland LTD	Ireland
Blink Charging LTD	Israel
Blink Charging Mexico S de RL de C.V.	Mexico
Blink Charging Nederland BV	Netherlands
Blink Charging Panama S.A.	Panama
Blink Holdings BV	Netherlands
BlinkCharging Costa Rica S.A.	Costa Rica
BlinkCharging Software Solutions PVT LTD	India
Blue Corner NV	Belgium
EB Charging LTD	United Kingdom
EB Technologies LTD	United Kingdom
Electric Blue Limited	United Kingdom
Evy Energy Private Limited	India
SemaConnect Charging Infra PVT LTD	India
SemaConnect Systems India PVT LTD	India
Zemetric EV Solutions Private Limited	India